ARTHUR
                                    ANDERSEN

                               LUBOSHITZ KASIERER

                      AUDITORS' REPORT TO THE SHAREHOLDERS

                                       OF

                                 NETVISION LTD.

We have audited the consolidated balance sheet of NETVISION LTD. (the Company) and its subsidiary as of December 31, 1998 and the balance sheets of the Company as of December 31, 1998 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed under the Auditors' Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 1998 and the financial position of the Company as of December 31, 1998 and 1997, and the results of operations, changes in shareholders' equity and cash flows for the years then ended, in conformity with generally accepted accounting principles.

Pursuant to Section 211 of the Companies Ordinance (New Version), 1983, we state that we received all of the information and explanations which we requested and that our opinion on the financial statements is given based on the best information and explanations which we received and as reflected in the books of the Company.

                                       /s/ Luboshitz Kasierer
                                       Certified Public Accountants (Isr.)
Haifa, March 4, 1999
61362981